Exhibit 99.1

MannKind Corporation Reports Third Quarter Financial Results

- Conference Call Today at 5:00 p.m. EST -

VALENCIA, Calif.--(BUSINESS WIRE)--November 2, 2009--MannKind Corporation (Nasdaq:MNKD) today reported financial results for the third quarter ended September 30, 2009.

For the third quarter of 2009, total operating expenses were $42.8 million, compared to $69.1 million for the third quarter of 2008. Research and development (R&D) expenses were $30.5 million for the third quarter of 2009 compared to $55.6 million for the same quarter in 2008, a decrease of $25.2 million. This 45% decrease was primarily due to reduced costs associated with the clinical development of AFRESA® as the Company completed its pivotal AFRESA trials in 2008, as well as decreases in clinical supplies costs. General and administrative (G&A) expenses decreased by $1.2 million or 9% to $12.3 million for the third quarter of 2009 compared to $13.4 million in the third quarter of 2008.

For the first nine months of 2009, operating expenses totaled $154.0 million, compared to $224.0 million in the first nine months of 2008. R&D expenses for the first nine months were $113.2 million, compared to $181.7 million in 2008, a decrease of $68.4 million. The 38% decrease in R&D expenses for the first nine months was primarily due to decreased costs associated with the clinical development of AFRESA as the Company completed its pivotal AFRESA trials in 2008, as well as decreases in cost of clinical supplies. G&A expenses decreased by $1.6 million or 4% to $40.7 million for the first nine months of 2009 as compared to $42.4 million in the same period in 2008. The decrease in G&A expenses for the first nine months of 2009 was primarily due to the nonrecurrence of costs associated with the purchase of patents during the first quarter of 2008, which was partially offset in 2009 by increased professional fees related to the insulin acquisition transaction with Pfizer Inc. during the second quarter of 2009 and partnership discussions during the third quarter of 2009.

The net loss applicable to common stockholders for the third quarter of 2009 was $45.6 million, or $0.42 per share, based on 108.8 million weighted average shares outstanding. This compares to a net loss applicable to common stockholders of $68.5 million, or $0.67 per share, based on 101.6 million weighted average shares outstanding for the third quarter of 2008.

The net loss applicable to common stockholders for the first nine months of 2009 was $160.6 million, or $1.54 per share based on 104.4 million weighted average shares outstanding, compared with a net loss applicable to common stockholders of $219.7 million, or $2.17 per share based on 101.5 million weighted average shares outstanding, for the first nine months of 2008.

Cash, cash equivalents and marketable securities were $56.6 million at September 30, 2009 and $46.5 million at December 31, 2008. Currently, the Company has $200.0 million of available borrowings under the loan agreement with an entity controlled by the Company’s principal stockholder.

"While we continue to be fully engaged in the task of navigating our NDA through the FDA review process, we are continuing to run additional studies of AFRESA. The results to date are preliminary, but we have nonetheless observed some interesting and exciting findings,” said Alfred Mann, Chairman and Chief Executive Officer. “The more we study our product in different settings and under different conditions, the more we can appreciate how it has the potential to change the way diabetes is treated. In addition, as we get closer to our January 2010 PFUFA date for the first generation of AFRESA, we are increasing the pace of development of the next generation inhaler in order to provide soon an even better therapeutic option for the millions of patients with diabetes.”

Conference Call

MannKind management will host a conference call to discuss these results today at 5:00 p.m. Eastern Time. To participate in the call please dial (888) 677-5721 or (210) 839-8507. To listen to the call via the Internet please visit http://www.mannkindcorp.com. The web site replay will be available for 14 days. A telephone replay will be accessible for approximately 14 days following completion of the call by dialing (800) 393-9645 or (203) 369-3721 and entering conference number 7091682.

Presenting from the Company will be:

  Chairman and Chief Executive Officer Alfred Mann
  President and Chief Operating Officer Hakan Edstrom
  Corporate Vice President and Chief Financial Officer Matthew Pfeffer
  Corporate Vice President and Chief Scientific Officer Peter Richardson

About MannKind Corporation

MannKind Corporation (Nasdaq:MNKD) focuses on the discovery, development and commercialization of therapeutic products for patients with diseases such as diabetes and cancer. Its pipeline includes AFRESA®, MKC253, MKC1106-PP, and MKC1106-MT. MannKind has submitted an NDA to the FDA requesting approval of AFRESA for the treatment of adults with type 1 or type 2 diabetes for the control of hyperglycemia. Its other programs are currently in Phase 1 clinical trials. MannKind maintains a website at http://www.mannkindcorp.com to which MannKind regularly posts copies of its press releases as well as additional information about MannKind. Interested persons can subscribe on the MannKind website to e-mail alerts that are sent automatically when MannKind issues press releases, files its reports with the Securities and Exchange Commission or posts certain other information to the website.

Forward-Looking Statements

This press release contains forward-looking statements, including statements related to the potential of the Company’s products, including AFRESA, and the results of clinical trials, that involve risks and uncertainties. Words such as "believes," "anticipates," "plans," "expects," "intend," "will," "goal," "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Company's current expectations. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks inherent in the progress, timing and results of clinical trials, difficulties or delays in seeking or obtaining regulatory approval, intellectual property matters and other risks detailed in MannKind's filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2008 and periodic reports on Form 10-Q and Form 8-K. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and MannKind undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

MannKind Corporation
(A Development Stage Company)
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,		Cumulative period from February 14, 1991 (date of inception) to September 30,
	2009	2008	2009	2008	2009
Revenue	$—	$—	$—	$20	$2,988
Operating expenses:
Research and development	30,494	55,645	113,232	181,665	1,110,714
General and administrative	12,273	13,435	40,727	42,365	286,569
In-process research and development costs	—	—	—	—	19,726
Goodwill impairment	—	—	—	—	151,428
Total operating expenses	42,767	69,080	153,959	224,030	1,568,437
Loss from operations	(42,767)	(69,080)	(153,959)	(224,010)	(1,565,449)
Other income (expense)	149	(7)	503	(7)	(1,440)
Interest expense on note payable to principal stockholder	(1,816)	—	(3,806)	—	(5,329)
Interest expense on senior convertible notes	(1,130)	(124)	(3,376)	(585)	(9,333)
Interest income	9	715	67	4,858	36,928
Loss before provision for income taxes	(45,555)	(68,496)	(160,571)	(219,744)	(1,544,623)
Income taxes	—	—	—	—	(26)
Net loss	(45,555)	(68,496)	(160,571)	(219,744)	(1,544,649)
Deemed dividend related to beneficial conversion feature of convertible preferred stock	—	—	—	—	(22,260)
Accretion on redeemable preferred stock	—	—	—	—	(952)
Net loss applicable to common stockholders	$(45,555)	$(68,496)	$(160,571)	$(219,744)	$(1,567,861)
Net loss per share applicable to common stockholders — basic and diluted	$(0.42)	$(0.67)	$(1.54)	$(2.17)
Shares used to compute basic and diluted net loss per share applicable to common stockholders	108,779	101,647	104,402	101,495

MannKind Corporation
(A Development Stage Company)
Condensed Consolidated Balance Sheet
(Unaudited)
(in thousands)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$53,918	$27,648
Marketable securities	2,649	18,844
State research and development credit exchange receivable — current	1,500	1,500
Prepaid expenses and other current assets	5,247	5,983
Total current assets	63,314	53,975
Property and equipment — net	224,057	226,436
State research and development credit exchange receivable — net of current portion	700	1,500
Other assets	584	548
Total	$288,655	$282,459

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities	$28,425	$53,472
Senior convertible notes	112,635	112,253
Note payable to principal stockholder	150,000	30,000
Stockholders’ equity (deficit)	(2,405)	86,734
Total	$288,655	$282,459

CONTACT:
MannKind Corporation
Matthew Pfeffer
Chief Financial Officer
661-295-4784
mpfeffer@mannkindcorp.com